Exhibit 4.2

THIS FIRST AMENDMENT AGREEMENT is dated as of the 15th day of February, 2006.

BETWEEN:

CANWEST MEDIAWORKS INC.

a corporation incorporated under the laws of Manitoba

AS BORROWER

- and -

THE GUARANTORS FROM TIME TO TIME PARTY

TO THE CREDIT AGREEMENT

AS GUARANTORS

- and -

THE LENDERS FROM TIME TO TIME PARTY

TO THE CREDIT AGREEMENT

AS LENDERS

- and -

THE BANK OF NOVA SCOTIA

a bank to which the Bank Act (Canada) applies,

in its capacity as administrative agent hereunder

AS ADMINISTRATIVE AGENT

RECITALS:

A.	The Borrower, the Guarantors, the Agent and the Lenders are parties to a Credit Agreement dated as of 13 October 2005 (the “Existing Credit Agreement”).

B.	The Borrower and the Lenders have agreed to certain amendments to the terms and conditions in the Existing Credit Agreement and the parties are entering into this First Amendment Agreement to give effect thereto and to the other matters set forth herein.

NOW THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1 – Amendments to the Credit

(a) Section 2.1(1) of the Existing Credit Agreement is deleted and replaced with the following provision:

2.1(1)	Upon and subject to the terms and conditions of this Agreement, the Lenders severally agree to provide to the Borrower a credit facility (the “Credit”) for the use of the Borrower in the amount of up to Cdn. $600,000,000 or the Equivalent Amount in US Dollars (provided that each Lender’s obligation hereunder shall be limited to its respective Applicable Percentage of the Credit).

(b) Section 2.5(1) of the Existing Credit Agreement is deleted and replaced with the following provision:

2.5(1)	The Credit (and Advances outstanding thereunder) shall be permanently reduced by:

(a)	100% of the amount of all Net Cash Proceeds of Permitted Pari Passu Debt and Permitted Subordinated Debt issued or incurred by the Borrower, other than Net Cash Proceeds of Permitted Pari Passu Debt and Permitted Subordinated Debt issued or incurred by the Borrower which are reinvested in Permitted Investments (which, for these purposes, shall not include any guarantee or other financial assistance) within 18 months of the receipt of such proceeds;

(b)	100% of the amount of all Net Cash Proceeds of any sale, transfer or other disposition by any Global Group Entity of any of its Property (including Capital Stock of other Persons) in excess of Cdn. $20,000,000 (in aggregate for all Global Group Entities) in each fiscal year of the Borrower, other than (i) Net Cash Proceeds of sales, transfers or dispositions between or amongst the Obligors; or (ii) Net Cash Proceeds of sales, transfers or dispositions, the Net Cash Proceeds of which are reinvested in Permitted Investments (which, for these purposes, shall not include any guarantee or other financial assistance) within 18 months of the receipt of such proceeds, or (iii) provided that the first 50% of Net Cash Proceeds arising from any direct or indirect sale of CanWest Irish Holdings (Barbados) Inc. or any of its Property is applied to permanently repay and reduce the Credit, the remaining 50% of such Net Cash Proceeds if such Net Cash Proceeds are reinvested in Permitted Investments (which, for these purposes, shall not include any guarantee or other financial assistance) within 18 months of the receipt thereof; and

(c)	(i) Cdn. $40,000,000 in the event that the direct or indirect disposition of CanWest Irish Holdings (Barbados) Inc. or its Property has not been completed by 31 August 2007, or (ii) that amount which is equal to one-half of the difference between Cdn. $80,000,000 and the Net Cash Proceeds arising from the direct or indirect disposition of CanWest Irish Holdings (Barbados) Inc. or its Property if such Net Cash Proceeds are less than Cdn. $80,000,000 and 50% thereof has been applied in permanent reduction of the Credit.

Such reductions to the Credit shall constitute permanent reductions of the amount available under the Credit.

(c) Section 2.6(1) of the Existing Credit Agreement is deleted and replaced with the following provision:

2.6(1)	Interest rates, Banker’s Acceptance Fees, L/C commissions and Standby Fees will vary and be calculated based on the Total Leverage Ratio as follows:

Total Leverage Ratio	Applicable Margin for Prime Rate Advances and Base Rate Advances (% per annum)	BA Fees, L/C Commissions and Applicable Margin for LIBOR Advances (% per annum)	Standby Fee (% utilized basis) (% per annum)
			> 2/3	> 1/3	≤ 1/3
Great than 5.0 to 1	2.00%	3.00%	0.80%	1.00%	1.10%
Less than or equal to 5.0 to 1 but greater than 4.50 to 1	1.75%	2.75%	0.70%	0.90%	1.00%
Less than or equal to 4.5 to 1 but greater than 4.00 to 1	1.25%	2.25%	0.50%	0.75%	0.875%
Less than or equal to 4.00 to 1 but greater than 3.50 to 1	0.75%	1.75%	0.30%	0.50%	0.625%
Less than or equal to 3.50 to 1 but greater than 3.0 to 1	0.50%	1.50%	0.25%	0.45%	0.55%
Less than or equal to 3.00 to 1	0.00%	1.00%	0.20%	0.40%	0.50%

Section 2 – Amendment to Financial Covenants

(a) Section 7.1(1) of the Existing Credit Agreement is deleted and replaced with the following provision:

7.1(1)	The Borrower shall have at Closing (after consummation of and giving effect to the Implementation Transactions) and shall at all times during the applicable time periods noted below maintain a Total Leverage Ratio of not greater than the applicable ratio set forth below:

Period:	Total Leverage Ratio
From 30 November 2005 to 27 February 2007	6.00 to 1.00
From 28 February 2007 to 30 August 2007	5.75 to 1.00
31 August 2007 and thereafter	5.00 to 1.00

provided however, that upon request made by the Borrower at any time on or after 31 August 2007 and when the Total Leverage Ratio for its immediately preceding fiscal quarter is less than or equal to 5.00 to 1.00 and which request is made before the end of the fiscal quarter in which a Permitted Investment is made, the maximum permitted Total Leverage Ratio may be increased to 5.50 to 1.00 for a period of twelve months from the closing of the Permitted Investment, after which time the maximum permitted Total Leverage Ratio shall automatically reduce to 5.00 to 1.00. The Borrower shall not be permitted to request an increase in the maximum permitted Total Leverage Ratio in connection with any subsequent Permitted Investment as contemplated in this Section 7.1(1) until the automatic reduction referred to in the preceding sentence shall have become effective or the Total Leverage Ratio shall have been not greater than 5.00 to 1.00 for at least two consecutive fiscal quarters.

(b) Section 7.1(3) of the Existing Credit Agreement is deleted and replaced with the following provision:

7.1(3)	The Borrower shall have at Closing (after consummation of and giving effect to the Implementation Transactions) and shall at all times during the applicable time periods noted below maintain an Interest Coverage Ratio of not less than the applicable ratio set forth below:

Period:	Interest Coverage Ratio
From 30 November 2005 to 29 November 2007	2.50 to 1.00
30 November 2007 and thereafter	3.00 to 1.00

Section 3 – Consent to Investment in The New Republic

The Lenders hereby consent to the Investment by the Borrower in The New Republic, a U.S.-based political opinion magazine, by way of acquisition of 30% of the Capital Stock (represented by 30 membership units) of The New Republic, LLC by CanWest MediaWorks (US) Holdings Corp., a wholly-owned Subsidiary of the Borrower, for aggregate consideration not in excess of US $2,000,000. The foregoing Investment shall be a Permitted Investment for purposes of the Credit Agreement, and the Borrower shall take, and cause to be taken, such actions in relation thereto as are required to be taken under Section 1.1.138(f) of the Credit Agreement.

Section 4 – Amendment to Schedule E of Existing Credit Agreement

Schedule E to the Existing Credit Agreement is deleted and replaced by Schedule E to this First Amendment Agreement.

Section 5 – Conditions Precedent to Effectiveness of this First Amendment Agreement

This First Amendment Agreement shall become binding on the Lenders only upon satisfaction of the following conditions precedent:

(a)	execution and delivery of this First Amendment Agreement by each of the Borrower and the Guarantors;

(b)	execution and delivery of this First Amendment Agreement by the Lenders in accordance with Section 9.2 of the Existing Credit Agreement;

(c)	no Event of Default or Pending Event of Default having occurred and being continuing as at the date of satisfaction of all of the foregoing conditions precedent;

(d)	the Agent having received an amendment fee equal to 0.60% of the increase in the Credit, being Cdn. $695,700, for the account of each consenting Lender in proportion to the increase in each Lender’s Commitment;

(e)	the Agent having received the favourable opinions of such Ontario and foreign counsel to the Borrower and the Guarantors as it may reasonably require, in relation to the enforceability of this First Amendment Agreement; and

(f)	such corporate resolutions, incumbency and other certificates of each of the Borrower and the Guarantors as the Agent may reasonably request in connection with this First Amendment Agreement and the transactions contemplated hereby.

Section 6 – Representations of the Obligors

Each of the Obligors acknowledge that this First Amendment Agreement is a Loan Document and that all of their respective representations and warranties concerning Loan Documents that are contained in the Existing Credit Agreement apply to this First Amendment Agreement and are deemed to be repeated on their execution of this First Amendment Agreement as if set out in full in this First Amendment Agreement.

Section 7 – Continuing Effect of Existing Credit Agreement

Except as amended by this First Amendment Agreement, the Existing Credit Agreement shall remain in full force and effect, without amendment, and is hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or any other Loan Document, each Obligor confirms that the Security made or granted by it pursuant to the Existing Credit Agreement remains in full force and effect notwithstanding the amendments to the Existing Credit Agreement contained herein and that such Security shall continue to secure all of the debts, liabilities and obligations described in Section 3.2 of the Existing Credit Agreement, including but not limited to those debts, liabilities and obligations arising as a result of this First Amendment Agreement.

Section 8 – Further Assurances

The Borrower shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Agent may require from time to time for the purposes of giving effect to this First Amendment Agreement and shall use reasonable efforts and take all such steps as may be within its power to implement, to the full extent, the provisions of this First Amendment Agreement.

Section 9 – Counterparts and Facsimile

This First Amendment Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this First Amendment Agreement shall be deemed to be valid execution and delivery thereof.

Section 10 – Governing Law

The parties agree that this First Amendment Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

Section 11 – Interpretation

Capitalized terms used herein, unless otherwise defined or indicated herein, have the respective meanings defined in the Existing Credit Agreement. This First Amendment Agreement and the Existing Credit Agreement shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document.

[EXECUTION PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST MEDIAWORKS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST GLOBAL COMMUNICATIONS CORP.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

NATIONAL POST HOLDINGS LTD.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

GTNQ HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

MULTISOUND PUBLISHERS LTD.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

WESTERN COMMUNICATIONS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

ONTV HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

BCTV HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CHEK HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CHBC HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

3629368 CANADA INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

WIC TELEVISION PRODUCTION SUB INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

3919056 CANADA LTD.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

FOX SPORTS WORLD CANADA HOLDCO INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

LONESTAR HOLDCO INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

RETROVISTA HOLDCO INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

XTREME SPORTS HOLDCO INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

MBS PRODUCTIONS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

GLOBAL CENTRE INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

YELLOW CARD PRODUCTIONS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

FOX SPORTS WORLD CANADA

By:
Name:
Title:

By:
Name:
Title:

FOX SPORTS WORLD CANADA HOLDCO INC. as general partner on behalf of FOX SPORTS WORLD CANADA

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of FOX SPORTS WORLD CANADA

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

LONESTAR

By:
Name:
Title:

By:
Name:
Title:

LONESTAR HOLDCO INC. as general partner on behalf of LONESTAR

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of LONESTAR

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

DEJA VIEW

By:
Name:
Title:

By:
Name:
Title:

RETROVISTA HOLDCO INC. as general partner on behalf of DEJA VIEW

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of DEJA VIEW

By:
Name:
Title:

By:
Name:
Title:

A)

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

XTREME SPORTS

By:
Name:
Title:

By:
Name:
Title:

XTREME SPORTS HOLDCO INC. as general partner on behalf of XTREME SPORTS

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of XTREME SPORTS

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

THE NATIONAL POST COMPANY/ LA PUBLICATION NATIONAL POST

By:
Name:
Title:

By:
Name:
Title:

NATIONAL POST HOLDINGS LTD. as general partner on behalf of THE NATIONAL POST COMPANY/LA PUBLICATION NATIONAL POST

By:
Name:
Title:

By:
Name:
Title:

CANWEST MEDIAWORKS INC. as general partner on behalf of THE NATIONAL POST COMPANY/LA PUBLICATION NATIONAL POST

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST GLOBAL BROADCASTING INC./ RADIODIFFUSION CANWEST GLOBAL INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST FINANCE INC./ FINANCIÈRE CANWEST INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

GLOBAL TELEVISION NETWORK QUEBEC LIMITED PARTNERSHIP RÉSEAU DE TÉLÉVISION GLOBAL QUÉBEC, SOCIÉTÉ EN COMMANDITE by its general partner CANWEST MEDIAWORKS INC.

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST INTERNATIONAL COMMUNICATIONS INC.

By:
Yale H. Lerner
Chief Executive Officer

By:
Barbara A. O’Gorman
President, Assistant Secretary

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST IRISH HOLDINGS (BARBADOS) INC.

By:
Yale H. Lerner
Chief Executive Officer

By:
Barbara A. O’Gorman
President, Assistant Secretary

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANWEST INTERNATIONAL MANAGEMENT INC.

By:
Yale H. Lerner
Chief Executive Officer

By:
Barbara A. O’Gorman
President, Assistant Secretary

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

Given under the Common Seal of CANWEST INTERNATIONAL DISTRIBUTION LIMITED

By:
Rick Hetherington
Director

By:
Goodbody Secretarial Limited
Secretary

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

Given under the Common Seal of CANWEST MEDIAWORKS IRELAND HOLDINGS

By:
Rick Hetherington
Director

By:
Goodbody Secretarial Limited
Secretary

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

Given under the Common Seal of CANWEST IRELAND NOMINEE LIMITED

By:
Rick Hetherington
Director

By:
Goodbody Secretarial Limited
Secretary

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

Given under the Common Seal of CANWEST IRELAND SALES LIMITED

By:
Rick Hetherington
Director

By:
Goodbody Secretarial Limited
Secretary

B)

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CGS DEBENTURE HOLDING (NETHERLANDS) B.V.

By:
Joan Edwards
managing director B

By:
James Bradley Unsworth
managing director A

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

By:
Joan Edwards
managing director B

By:
James Bradley Unsworth
managing director A

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CGS SHAREHOLDING (NETHERLANDS) B.V.

By:
Joan Edwards
managing director B

By:
James Bradley Unsworth
managing director A

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

By:
John Culligan
managing director A

By:
Richard Lawson Hetherington
managing director B

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

By:
John Culligan
managing director A

By:
Richard Lawson Hetherington
managing director B

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

ROYAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

BANK OF MONTREAL

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

THE TORONTO-DOMINION BANK

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this First Amendment Agreement.

GE CANADA FINANCE HOLDING COMPANY

By:
Name:
Title:

By:
Name:
Title:

[signature page for First Amendment Agreement to Credit Agreement dated as of 13 October 2005 relating to CanWest MediaWorks Inc. et al.]

FIRST AMENDMENT AGREEMENT

SCHEDULE E

APPLICABLE PERCENTAGES OF LENDERS

[see references in Section 1.1]

Lender	Commitment	Applicable Percentage
The Bank of Nova Scotia	$162,338,000	27.06%

Royal Bank of Canada	$154,942,700	25.82%

Canadian Imperial Bank of Commerce	$105,794,900	17.63%

Bank of Montreal	$105,794,900	17.63%

The Toronto-Dominion Bank	$66,129,500	11.02%

GE Canada Finance Holding Company	$5,000,000	0.83%

	$600,000,000	100%